As filed with the Securities and Exchange Commission on January 15, 2008

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASIA SPECIAL SITUATION ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o M & C Corporate Services Limited P.O. Box 309GT, Ugland House South Church Street George Town, Grand Cayman Cayman Islands
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-145163
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Ordinary Share and one Warrant	American Stock Exchange
Ordinary Shares, $.0001 par value	American Stock Exchange
Ordinary Share Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered.

A description of the units, ordinary shares and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-145163) filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2007, as amended from time to time (the “Registration Statement”) and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

3.1
Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145163), as filed with the Securities and Exchange Commission on November 2, 2007).

4.1
Specimen Unit Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145163), as filed with the Securities and Exchange Commission on October 1, 2007).

4.2
Specimen Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145163), as filed with the Securities and Exchange Commission on October 1, 2007).

4.3
Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145163), as filed with the Securities and Exchange Commission on October 1, 2007).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 4.4 to Amendment No. 2 to the Registrant’s Registration Statement  on Form S-1 (File No. 333-145163), as filed with the Securities and Exchange Commission on November 2, 2007).

4.5
Form of Unit Option Purchase Agreement between the Registrant and Maxim Group LLC (incorporated herein by reference to Exhibit 4.5 to Amendment No. 2 to the Registrant’s Registration Statement  on Form S-1 (File No. 333-145163), as filed with the Securities and Exchange Commission on November 2, 2007).

10.1
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 10.2 to Amendment No. 4 to the Registrant’s Registration Statement  on Form S-1 (File No. 333-145163), as filed with the Securities and Exchange Commission on December 17, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASIA SPECIAL SITUATION ACQUISITION CORP.

Date: January 15, 2008	By:	/s/ Angela Ho
Angela Ho Chief Executive Officer (Principal Executive Officer)